Exhibit 99.1

              First Cash Financial Services Announces Stock Split

    ARLINGTON, Texas, March 12 /PRNewswire-FirstCall/ -- First Cash Financial Services, Inc. (Nasdaq: FCFS) today announced that its Board of Directors approved a three-for-two split of First Cash's common stock in the form of a common stock dividend. As a result of the stock split, shareholders will receive one additional common share for every two shares held on the record date of March 22, 2004.

    "Declaring a stock split demonstrates the Board's confidence in the Company's long-term growth opportunities. The increased float and trading liquidity will be beneficial to our existing shareholders and the split makes First Cash stock even more attractive to a broader range of investors," said Rick Powell, chairman and chief executive officer of the Company. The total market capitalization of First Cash currently stands at approximately
$350 million.

    Upon completion of the split, the number of common shares outstanding will be approximately 15.7 million. The additional shares will be mailed or delivered on or about April 5, 2004, by the Company's transfer agent, Registrar & Transfer Company. Fractional shares will be settled in cash. The ex-split date is April 6, 2004, which is the date First Cash's common shares will trade on Nasdaq at the new split-adjusted price.


    About First Cash

    First Cash Financial Services, Inc. is engaged in the operation of pawn and check cashing/short-term advance stores, which lend money on the collateral of pledged personal property, retail previously-owned merchandise acquired through loan forfeitures, and provide short-term loans, check cashing and other financial services. The Company currently owns and operates 243 pawn and check cashing/short-term advance stores in eleven states and Mexico. First Cash Financial Services is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 40 financial services kiosks located inside convenience stores. First Cash's common stock is traded on the Nasdaq National Market under the ticker symbol "FCFS".

    First Cash has been recognized for the second consecutive year by Forbes Magazine as one of the "200 Best Small Companies." The 2003 ranking, which is based on a combination of profitability and growth performance measures over the most current one and five year periods, placed First Cash 73rd out of 3,500 companies evaluated by Forbes.


    Forward-Looking Statements

    This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "will," "should," "plans," "intends," or "anticipates" or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements in this release include, without limitation, the expected timing and results of a stock split. These statements are made to provide the public with management's assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to release any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstance on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company, but may include changes in regional, national or international economic conditions, the ability to open and integrate new stores, the ability to maintain favorable banking relationships as it relates to short-term lending products, changes in governmental regulations, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in foreign currency exchange rates, future business decisions, and other uncertainties.



SOURCE  First Cash Financial Services, Inc.
    -0-                             03/12/2004
    /CONTACT: Rick Wessel, President, or Doug Orr, Chief Financial Officer, both of First Cash Financial Services, Inc., +1-817-460-3947, or investorrelations@firstcash.com /
    /Web site:  http://www.firstcash.com /
    (FCFS)

CO:  First Cash Financial Services, Inc.
ST:  Texas
IN:  FIN REA
SU:  DIV